     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 4, 1999


                                                      REGISTRATION NO. 333-71479

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              JABIL CIRCUIT, INC.
             (Exact name of Registrant as specified in its charter)

                      DELAWARE                                              38-1886260
            (State or other jurisdiction                                 (I.R.S. Employer
          of incorporation or organization)                             Identification No.)

                           -------------------------
                           10800 ROOSEVELT BOULEVARD
                         ST. PETERSBURG, FLORIDA 33716
                                 (727) 577-9749
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                             ROBERT L. PAVER, ESQ.
                         SECRETARY AND GENERAL COUNSEL
                              JABIL CIRCUIT, INC.
                           10800 ROOSEVELT BOULEVARD
                         ST. PETERSBURG, FLORIDA 33716
                                 (727) 577-9749
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:

             CHESTER E. BACHELLER, ESQ.                                ALAN L. JAKIMO, ESQ.
               ROBERT J. GRAMMIG, ESQ.                                   BROWN & WOOD LLP
                HOLLAND & KNIGHT LLP                                  ONE WORLD TRADE CENTER
               400 NORTH ASHLEY DRIVE                              NEW YORK, NEW YORK 10048-0557
                     SUITE 2300                                        PHONE: (212) 839-5300
                TAMPA, FLORIDA 33602                                    FAX: (212) 839-5599
                PHONE: (813) 227-6431
                 FAX: (813) 229-0134

                           -------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                           -------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below is an estimate (other than the SEC Registration Fee and the National Association of Securities Dealers, Inc. (the "NASD") Filing Fee) of the fees and expenses all of which are payable by the Registrant, in connection with the registration and sale of the securities being registered:

Commission Registration Fee.................................  $115,130
NASD Filing Fee.............................................    30,500
NYSE Fee....................................................    54,800
Transfer Agent and Registrar Fees and Expenses..............    10,000
Blue Sky Fees and Expenses..................................     5,000
Legal Fees and Expenses.....................................   225,000
Accounting Fees and Expenses................................    75,000
Printing, Engraving and Mailing Expenses....................   150,000
Miscellaneous...............................................    84,570
                                                              --------
  Total.....................................................  $750,000
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As authorized by Section 145 of the General Corporation Law of the State of Delaware ("DGCL"), each director and officer of the Registrant may be indemnified by the Registrant against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Registrant if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Registrant, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless a court determines otherwise.

     Article Tenth of the Registrant's Certificate of Incorporation provide for mandatory indemnification of the Registrant's directors, officers and employees and Article VI of the Registrant's Bylaws provide for permissible indemnification of other agents to the maximum extent permitted by the DGCL. The Registrant has entered into Indemnification Agreements with its officers and directors with further indemnification to the maximum extent permitted by the DGCL.

     The general effect of the foregoing provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

     Section 6 of the U.S. purchase agreement between the Registrant, the U.S. underwriters and the selling stockholders and Section 6 of the international purchase

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agreement between the Registrant, the international managers and the selling stockholders each provide for indemnification by the Registrant of the U.S. underwriters, the international managers and each person, if any, who controls any U.S. underwriter or international manager, against certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The underwriting agreement also provides that the U.S. underwriters and the international managers shall similarly indemnify Jabil, its directors, officers, and controlling persons, as set forth therein.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------
  1.1   --   Form of U.S. Purchase Agreement by and among the Registrant, the selling stockholders and the U.S. underwriters.
  1.2   --   Form of International Purchase Agreement by and among the
             Registrant, the selling stockholders and the international managers.
  4.8*  --   Specimen certificate representing the common stock.
  5.1   --   Opinion of Holland & Knight LLP.
 23.1+  --   Consent of KPMG LLP.
 24.1+  --   Power of Attorney (set forth on the signature page of this registration statement).


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* Incorporated by reference to the Registration Statement on Form S-1 filed by the Registrant on March 3, 1993, (Registration No. 333-58974).

+ Previously filed as an exhibit to the Registrant's Registration Statement on Form S-3 (Registration No. 333-71479) filed with the Commission on January 29, 1999, and incorporated herein by reference.


ITEM 17. UNDERTAKINGS

     The Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule of 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Certificate of Incorporation, By-laws, by agreement or otherwise, the Registrant has been

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

advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance on Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Petersburg, Florida on March 3, 1999.


                                          JABIL CIRCUIT, INC.

                                          By:     /s/ WILLIAM D. MOREAN
                                             -----------------------------------
                                              Name William D. Morean
                                              Title Chairman of the Board of
                                              Directors
                                              and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on March 3, 1999.



                   SIGNATURE                                           TITLE
                   ---------                                           -----

                       *                          Chairman of the Board of Directors and Chief
------------------------------------------------  Executive Officer (Principal Executive Officer)
               William D. Morean

                       *                          Chief Financial Officer (Principal Financial
------------------------------------------------  Officer)
                  Chris Lewis

                       *                          Vice Chairman of the Board of Directors
------------------------------------------------
               Thomas A. Sansone

                       *                          Vice President, Operations and Director
------------------------------------------------
                 Ronald J. Rapp

                       *                          Director
------------------------------------------------
               Lawrence J. Murphy

                       *                          Director
------------------------------------------------
                 Mel S. Lavitt

                       *                          Director
------------------------------------------------
               Steven A. Raymund

                       *                          Director
------------------------------------------------
                Frank A. Newman

            *By: /s/ ROBERT L. PAVER
   ------------------------------------------
                Robert L. Paver
                Attorney-in-Fact


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

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
  1.1     --   Form of U.S. Purchase Agreement by and among the Registrant, the selling stockholders and the U.S. underwriters.
  1.2     --   Form of International Purchase Agreement by and among the
               Registrant, the selling stockholders and the international managers
  4.8*    --   Specimen certificate representing the common stock
  5.1     --   Opinion of Holland & Knight LLP
 23.1+    --   Consent of KPMG LLP
 24.1+    --   Power of Attorney (set forth on the signature page of this registration statement)


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* Incorporated by reference to the Registration Statement on Form S-1 filed by the Registrant on March 3, 1993, (Registration No. 333-58974).


+ Previously filed as an exhibit to the Registrant's Registration Statement on Form S-3 (Registration No. 333-71479) filed with the Commission on January 29, 1999, and incorporated herein by reference.


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